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                                                                    Exhibit 99.1

                               FORM OF PROXY CARD
                              DIANON SYSTEMS, INC.
                                      PROXY

         THE UNDERSIGNED HEREBY APPOINTS KEVIN C. JOHNSON AND DAVID R. SCHREIBER, AND EACH OF THEM, AS PROXIES, EACH WITH THE POWER TO APPOINT THEIR SUBSTITUTE, AND HEREBY AUTHORIZES THEM TO REPRESENT AND TO VOTE AS DESIGNATED BELOW ALL THE SHARES OF COMMON STOCK OF DIANON SYSTEMS, INC. (THE "COMPANY") HELD OF RECORD BY THE UNDERSIGNED ON AUGUST 29, 2001 AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD AT THE COMPANY'S CORPORATE HEADQUARTERS AT 200 WATSON BOULEVARD, STRATFORD, CONNECTICUT, ON OCTOBER [ ], 2001 AT 10:00 A.M., AND AT ANY ADJOURNMENT THEREOF.

Change of Address

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PLEASE MARK YOUR VOTES AS INDICATED IN THIS EXAMPLE [X]

PLEASE VOTE BY RETURNING THE ATTACHED PROXY CARD

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ALL OF THE NOMINEES LISTED IN PROPOSAL (1) AND FOR PROPOSALS (2), (3) AND (4).

1. Election of the following nominees for Director: Kevin C. Johnson, John P. Davis, Bruce K. Crowther, E. Timothy Geary, G. S. Beckwith Gilbert, David
     R. Schreiber, Jeffrey L. Sklar and James T. Barry.


    FOR All NOMINEES               WITHHOLD AUTHORITY TO VOTE
      LISTED ABOVE                      FOR ALL NOMINEES
                                          LISTED ABOVE
          [_]                                  [_]

     To withhold your vote for any individual nominee, write the name on the line below.


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2.   Proposal to approve of the issuance of the shares of Dianon Common Stock to be issued pursuant to the Agreement and Plan of Merger, dated as of June
     28, 2001, among Dianon Systems, Inc., UroCor Acquisition Corp. and UroCor, Inc.

            FOR                      AGAINST                    ABSTAIN
            [_]                        [_]                        [_]

3.   Proposal to approve the adoption of the 2001 Stock Incentive Plan.

            FOR                      AGAINST                    ABSTAIN
            [_]                        [_]                        [_]

4. Proposal to ratify the appointment of Arthur Andersen, LLP as independent public accountants for the year ending December 31, 2001.

            FOR                      AGAINST                    ABSTAIN
            [_]                        [_]                        [_]



[_]      CHECK IF YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON.

Vote, sign and date this Proxy and return it promptly in the enclosed envelope. No postage is required if mailed in the United States.

[_]      CHANGE OF ADDRESS ON REVERSE SIDE


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THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR IF NO CONTRARY
DIRECTION IS INDICATED WILL BE VOTED AS MANAGEMENT RECOMMENDS ON THESE AND ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF. PLEASE SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED.

Signature __________________________________    Dated_______________

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

         If time warrants, improperly signed cards will be returned for correction.

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